As filed with the Securities and Exchange Commission on March 31, 2000
                         Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


                     Delaware                          04-2977748
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)          Identification Number)


         Avid Technology Park, One Park West, Tewksbury, MA       01876
            (Address of Principal Executive Offices)         (Zip Code)

                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)


                               William L. Flaherty
                         Acting Chief Executive Officer

                              Avid Technology, Inc.
                       Avid Technology Park, One Park West

                               Tewksbury, MA 01876
                     (Name and address of agent for service)

                                 (978) 640-6789

          (Telephone number, including area code, of agent for service)

===================================================================================================================================
                                                         Proposed maximum              Proposed maximum            Amount of
     Title of securities           Amount to               offering price              Aggregate offering         registration
      to be registered           be Registered                per share                      price                     fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     1,000,000 shares           $20.90625 (1)                 $20,906,250             $5,520
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on March 28, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-94167) filed by the Registrant on January 6, 2000, relating to the Registrant's 1999 Stock Option Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 15th day of March, 2000.

                                        AVID TECHNOLOGY, INC.


                                        By: /s/ William L. Flaherty
                                            ---------------------------
                                            William L. Flaherty
                                            Acting Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute William L. Flaherty and Ethan E. Jacks, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                                 Date
---------                 -----                                 ----

/s/ William L. Flaherty   Acting Chief Executive Officer        March 15, 2000
-----------------------   (Principal Executive Officer),
William L. Flaherty       Senior Vice President of Finance
                          and Chief Financial Officer
                          (Principal Financial Officer)

/s/ Charles T. Brumback   Director                              March 13, 2000
-----------------------
Charles T. Brumback

/s/ Peter C. Gotcher      Director                              March 13, 2000
-----------------------
Peter C. Gotcher

/s/ Robert M. Halperin    Director                              March 14, 2000
-----------------------
Robert M. Halperin

/s/ Nancy Hawthorne       Director                              March 25, 2000
-----------------------
Nancy Hawthorne

/s/ Roger J. Heinen, Jr.  Director                              March 17, 2000
-----------------------
Roger J. Heinen, Jr.

/s/ William J. Warner     Director                              March 22, 2000
-----------------------
William J. Warner


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



                                  Exhibit Index

Exhibit
Number          Description
-------         -----------

 4.1 (1) Third Amended and Restated Certificate of Incorporation of the Registrant.
 4.2 (2)  Amended and Restated By-Laws of the Registrant.
 4.3 (3) Certificate of Designation establishing Series A Junior Participating Preferred Stock and Certificate of Correction.
 4.4 (4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.
 5        Opinion of Hale and Dorr LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).
24 Power of Attorney (included on the signature page of this Registration Statement).
---------------------

(1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.
(2) Incorporated herein by eference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
(3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.

(4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.


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